EXHIBIT 4.1

SEE REVERSE FOR RESTRICTIONS ON TRANSFER

Incorporated under the laws of the State of Arizona

-[Certificate Number]-	*[Number of shares]*

AURIOS INC.

Common Stock

**[Stockholder Name]**

**[Number of shares (            )]**

AURIOS INC.

[Day]	[Month]	[Year]

Paul Attaway, President	Timothy Louis, Secretary

No Par Value

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND IN EACH INSTANCE THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

*[Number of shares]*

AURIOS INC.

[Stockholder name]

[Date]